SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 2, 2003

ELITE INFORMATION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20034	41-1522214

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5100 West Goldleaf Circle
Los Angeles, California 90056

(Address of Principal Executive Offices)
(Zip Code)

(323) 642-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 5. Other Events

     On April 3, 2003, Elite Information Group, Inc. (the “Company”), announced that it entered into an Agreement and Plan of Merger, dated as of April 2, 2003 (the “Merger Agreement”), with The Thomson Corporation, a corporation organized under the laws of Ontario, Canada (the “Parent”), and Gulf Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (“Purchaser”). The Merger Agreement provides for the commencement by Purchaser of a tender offer to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price of $14.00 per share net to the seller in cash, without interest, subject to the satisfaction of the conditions set forth in the Merger Agreement (the “Tender Offer”) and, following the purchase of the Shares pursuant to the Tender Offer and subject to the conditions set forth in the Merger Agreement, a merger (the “Merger”) of Purchaser into the Company. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Share, other than Shares as to which dissenters’ rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by the Company, the Parent, Purchaser or any other subsidiary of the Parent, will be converted into the right to receive $14.00 per share in cash, without interest (the “Merger Consideration”). Shares that are held by the Company as treasury stock and any Shares owned by the Parent, Purchaser or any other subsidiary of the Parent will be canceled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor.

     The Merger Agreement also contains a number of representations, warranties and covenants by the parties. The Offer and the Merger are subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, all as set forth in the Merger Agreement.

     The Parent, Purchaser, and all of the Company’s directors, as well as a significant stockholder, have entered into a Stockholders Support Agreement, dated April 2, 2003, (the “Stockholders Agreement”), pursuant to which the directors and significant stockholder have agreed, among other things, (i) to tender in the Tender Offer all of their Company shares, (ii) to appoint the Purchaser as their proxy to vote their Company shares in connection with the Merger Agreement, and (iii) not to otherwise transfer any of their Company shares.

     The Company has also entered into a Third Amendment to Rights Agreement (the “Rights Amendment”), dated as of April 2, 2003, between the Company and Equiserve Trust Company, N.A., as Rights Agent, to provide that the provisions of the Rights Agreement would not be triggered by the execution and delivery of the Merger Agreement, the making of the Tender Offer or the consummation of the Merger.

     The Merger Agreement, the Stockholders Agreement and the Rights Amendment are filed herewith and are incorporated herein. The description of the Merger Agreement, the Stockholders Agreement and the Rights Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.

Item 7. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable

2

     (c) The following exhibits are filed as part of this report.

     Exhibit 99.1 – Agreement and Plan of Merger dated April 2, 2003

     Exhibit 99.2 – Third Amendment to Rights Agreement dated April 2, 2003

     Exhibit 99.3 – Stockholders Support Agreement dated April 2, 2003

Item 9. Regulation FD Disclosure.

     On April 3, 2003, The Thomson Corporation and Elite Information Group, Inc. (the “Company”) issued a joint press release announcing that the Company and The Thomson Corporation have signed an Agreement and Plan of Merger, dated as of April 2, 2003, pursuant to which The Thomson Corporation will acquire the Company. The Company is furnishing the press release herewith as Exhibit 99.4.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2003

ELITE INFORMATION GROUP, INC

By:	/s/ Barry D. Emerson

Barry D. Emerson
Vice President, Treasurer and
Chief Financial Officer

4

Exhibit Index

Exhibit	Exhibit No.

Agreement and Plan of Merger dated April 2, 2003	99.1
Third Amendment to Rights Agreement dated April 2, 2003	99.2
Stockholders Support Agreement dated April 2, 2003	99.3
Press release dated April 3, 2003	99.4

5